Exhibit 16.1

[SingerLewak Letterhead]	www.SingerLewak.com

March 19, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Lenco Mobile Inc.'s statements included under Item 4.01 of its Form 8-K filed on March 19, 2012 and we agree with such statements concerning our firm.

/s/ SingerLewak LLP

SingerLewak LLP

Los Angeles, California